                                                                   Exhibit 99(n)

                                 JPMORGAN FUNDS

                                     FORM OF
                          COMBINED AMENDED AND RESTATED
                           RULE 18f-3 MULTI-CLASS PLAN

                        (AMENDED AS OF FEBRUARY 16, 2006)

I.     INTRODUCTION

Pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended (the "1940 Act"), the following sets forth the method for allocating fees and expenses among each class of shares ("Shares") of the underlying investment funds of the investment companies listed on Exhibit A (each a "Company") that issues multiple classes of shares (the "Multi-Class Funds"). In addition, this Combined Amended and Restated Rule 18f-3 Multi-Class Plan (the "Plan") sets forth the shareholder servicing arrangements, distribution arrangements, conversion features, exchange privileges, other shareholder services, voting rights, dividends, and per share net asset value of each class of shares in the Multi-Class Funds. The Multi-Class Funds covered by this Plan are listed on Exhibit B.

Each Company is an open-end, management investment company registered under the 1940 Act, the shares of which are registered on Form N-1A under the Securities Act of 1933. Upon the effective date of this Plan, each Company hereby elects to offer multiple classes of shares in the Multi-Class Funds pursuant to the provisions of Rule 18f-3 and this Plan. Each Multi-Class Fund is authorized to issue multiple classes of shares representing interests in the same underlying portfolio of assets of the respective Fund, as described below. This Plan constitutes the combination, amendment and restatement of the Rule 18f-3 Multi-Class Plan previously adopted by each Company.

II.    ALLOCATION OF EXPENSES

Pursuant to Rule 18f-3 under the 1940 Act, each Company shall allocate to each class of shares in a Multi-Class Fund (i) any fees and expenses incurred by the Company in connection with the distribution of such class of shares under a distribution plan adopted for such class of shares pursuant to Rule 12b-1, and
(ii) any fees and expenses incurred by the Company under a shareholder servicing agreement in connection with the provision of shareholder services to the holders of such class of shares. Each class may, at the Board's discretion, also pay a different share of other expenses, not including advisory or custodial fees or other expenses related to the management of the Fund's assets, if these expenses are actually incurred in a different amount by that class, or if the class receives services of a different kind or to a different degree than other classes. In addition, pursuant to Rule 18f-3, each Company may, at the Board's discretion, allocate the following fees and expenses to a particular class of shares in a single Multi-Class Fund:

       1. transfer agent fees identified by the transfer agent as being attributable to such class of shares;

       2. printing and postage expenses related to preparing and distributing materials such as shareholder reports, prospectuses, reports and proxies to current shareholders of such class of shares or to regulatory agencies with respect to such class of shares;

       3.    blue sky fees incurred by such class of shares;

       4. Securities and Exchange Commission registration fees incurred by such class of shares;

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       5.    the expense of administrative personnel and services (including, but not limited to, those of a fund accountant or dividend paying agent charged with calculating net asset values or determining or paying dividends) as required to support the shareholders of such class of shares;

       6. litigation or other legal expenses relating solely to such class of shares;

       7. Trustees fees incurred as result of issues relating to such class of shares; and

       8. independent accountants' fees relating solely to such class of shares.

All other expenses will be allocated to each class on the basis of the net assets of that class in relation to the net assets of the Fund. However, money market funds operating in reliance on Rule 2a-7, and other Funds making daily distributions of their net investment income, may allocate such other expenses to each share regardless of class, or based on the relative net assets. The Adviser, Distributor, Administrator and any other provider of services to the Multi-Class Funds may waive or reimburse the expenses of a particular class or classes.

Income, realized and unrealized capital gains and losses, and any expenses of a Multi-Class Fund not allocated to a particular class of such Multi-Class Fund pursuant to this Plan shall be allocated to each class of the Multi-Class Fund on the basis of the net asset value of that class in relation to the net asset value of the Multi-Class Fund.

The initial determination of the class expenses that will be allocated by each Company to a particular class of shares and any subsequent changes thereto will be reviewed by the Board of Trustees and approved by a vote of the Trustees of each Company, including a majority of the Trustees who are not interested persons of each Company. The Trustees will monitor conflicts of interest among the classes and agree to take any action necessary to eliminate conflicts.

CLASS ARRANGEMENTS.

The following charts summarize the front-end sales charges, contingent deferred sales charges, Rule 12b-1 distribution fees, shareholder servicing fees, conversion features, exchange privileges and other shareholder services applicable to each class of shares of the Multi-Class Funds. Each Multi-Class Fund shall offer such class or classes of shares as the Board of Trustees of each Company shall determine from time to time. Additional details regarding such fees and services are set forth in each Fund's current Prospectus and Statement of Additional Information.

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VARIABLE NAV FUNDS

               CLASS A       CLASS B      CLASS C       SELECT     INSTITUTIONAL    ULTRA       CLASS M    INVESTOR*       CLASS R
----------------------------------------------------------------------------------------------------------------------------------
Initial      EQUITY: Up    None         None          None         None          None         Up to        None          None
Sales Load   to 5.25% of                                                                      1.50% of
             offering                                                                         offering
             price                                                                            price for
                                                                                              Short-Term
             FIXED                                                                            Bond Fund II
             INCOME                                                                           and up to
             (ex-SHORT-                                                                       3.00% of
             TERM) : Up to                                                                    offering
             4.50% of                                                                         price for
             offering                                                                         Global
             price                                                                            Strategic
                                                                                              Income Fund
             SHORT-TERM:
             Up to 3.00%
             of offering
             price(1)

Contingent   SHORT TERM:   EQUITY AND   1.00% in      None         None          None         None         None          None
Deferred     0.50% for     FIXED        the first
Sales Charge shares        INCOME       year and
(CDSC) (2)   redeemed      (ex-SHORT-   eliminated
             during the    TERM) 5.00%  thereafter.
             first 12      in the first
             months after  year,
             purchase.     declining
                           to 1.00%
             FIXED INCOME: in the
             1.00% for     sixth year
             shares        and
             redeemed      eliminated
             during the    thereafter.
             first 12
             months after  SHORT-TERM:
             purchase and  3.00% in
             0.50% for     the first
             shares        year,
             redeemed      declining
             between 12    to 1.00%
             and 24 months in the
             after         fourth
             purchase.     year and
                           eliminated
             EQUITY: 1.00% thereafter.
             for shares
             redeemed
             during the
             first 12
             months after
             purchase and
             0.50% for
             shares
             redeemed
             between 12
             and 18 months
             after
             purchase.

Rule 12b-1   0.25% per     0.75% per    0.75% per     None         None          None         0.35% per    None          None
Distribution annum of      annum of     annum of                                              annum of
Fees         average daily average      average daily                                         average
             net assets.   daily net    net assets.                                           daily net
             assets.       assets.                                                            assets of
                                                                                              Short Term
                                                                                              Bond Fund
                                                                                              II and 0.50%
                                                                                              per annum of
                                                                                              average
                                                                                              daily net
                                                                                              assets of
                                                                                              Global
                                                                                              Strategic
                                                                                              Income Fund

Shareholder  Up to 0.25%   Up to        Up to 0.25%   Up to        Up to 0.10%   None         Up to        Up to 0.35%   Up to
Servicing    per annum     0.25% per    per annum     0.25% per    per annum                  0.25% per    per annum     0.05% per
Fees(3)      of average    annum of     of average    annum of     of average                 annum of     of average    annum of
             daily net     average      daily net     average      daily net                  average      daily net     average
             assets.       daily net    assets.       daily net    assets.                    daily net    assets.       daily net
                           assets.                    assets.                                 assets of                  assets.
                                                                                              Short Term
                                                                                              Bond Fund
                                                                                              II and
                                                                                              0.30% per
                                                                                              annum of
                                                                                              average
                                                                                              daily net
                                                                                              assets of
                                                                                              Global
                                                                                              Strategic
                                                                                              Income Fund

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*    Closed to new investors.
(1) The JPMorgan Short-Term Fixed Income Funds are indicated on Exhibit B with a ^ ("Short-Term Funds").
(2) For shares purchased on or after February 19, 2005, the CDSC is based on the original cost of the shares. For shares purchased prior to February 18, 2005, the CDSC is based on the current market value or the original cost of the shares, whichever is less.

              CLASS A       CLASS B      CLASS C      SELECT     INSTITUTIONAL     ULTRA        CLASS M    INVESTOR*   CLASS R
---------------------------------------------------------------------------------------------------------------------------------
Conversion None          Convert to    None        None          None          None          None          None      None
Features                 Class A
                         Shares on
                         the first
                         business day
                         of the month
                         following
                         the eighth
                         anniversary
                         of the
                         original
                         purchase
                         (EQUITY and
                         FIXED INCOME
                         FUNDS) or
                         sixth
                         anniversary
                         of original
                         purchase
                         (SHORT-TERM
                         FUNDS),
                         based on
                         relative net
                         asset values
                         of the two
                         classes.
                         Shares
                         acquired by
                         the
                         reinvestment
                         of dividends
                         and
                         distributions
                         are included
                         in the
                         conversion.

Exchange   Class A       Class B       Class C     Select        Institutional Ultra         Class M       None      Class R
Privileges Shares of a   Shares of     Shares of   Class         Class         Shares of     Shares of               Shares of
(4)        Fund may be   a Fund may    the         Shares of     Shares of a   a Fund may    the Fund                a Fund may
           exchanged     be            JPMorgan    a Fund may    Fund may be   be            may be                  be exchanged
           (i) for       exchanged     Short       be            exchanged     exchanged     exchanged               for Class R
           Class A       for Class     Duration    exchanged     for           for Ultra     for Class               Shares of
           Shares of     B Shares      Bond Fund,  for Select    Institutional Shares of     M Shares                another
           another       of another    JPMorgan    Class         Class         another       of certain              JPMorgan Fund
           JPMorgan      JPMorgan      Short Term  Shares of     Shares of     JPMorgan      other                   or for any
           Fund or for   Funds.        Municipal   another       another       Fund or       JPMorgan                other class
           any other                   Bond Fund,  JPMorgan      non-money     for any       Funds,                  of the same
           class of                    and         Fund or       market        other         subject to              Fund, subject
           the same                    JPMorgan    for any       JPMorgan      class of      meeting                 to meeting
           Fund,                       Ultra Short other         Fund or for   the same      any                     any
           subject to                  Term Bond   class of      any other     Fund,         minimum                 investment
           meeting any                 Fund        the same      class of      subject to    investment              minimum or
           investment                  ("Short     Fund,         the same      meeting       or                      eligibility
           minimum or                  Term Bond   subject to    Fund,         any           eligibility             requirements.
           eligibility                 Funds") may meeting       subject to    investment    requirements.
           requirements;               be          any           meeting any   minimum or
           or (ii) for                 exchanged   investment    investment    eligibility
           Morgan                      for Class C minimum or    minimum or    requirements.
           Shares of a                 Shares of   eligibility   eligibility
           JPMorgan                    any other   requirements. requirements.
           money                       JPMorgan    (5)
           market                      Fund,
           fund.                       including
                                       Class C
                                       Shares of
                                       any of the
                                       Short Term
                                       Bond Funds.
                                       Class C
                                       Shares of
                                       any other
                                       JPMorgan
                                       Fund may be
                                       exchanged
                                       for Class C
                                       Shares of
                                       another
                                       JPMorgan
                                       Fund, other
                                       than for
                                       Class C
                                       Shares of
                                       the Short
                                       Term Bond
                                       Funds.

----------
(3) The amount payable for "service fees" (as defined by the National Association of Securities Dealers, Inc.) may not exceed 0.25% of the average daily net assets attributable to a particular share class of a particular Fund.
(4) Subject to restrictions, rights and conditions set forth in the prospectuses and statements of additional information. For purposes of this Rule 18f-1 Multi-Class Plan, "JPMorgan Funds" include any and all applicable series (to the extent the shares of such series are registered under the Securities Act of 1933, as amended) of the following registered investment companies: (1) J.P. Morgan Mutual Fund Group; (2) J.P. Morgan Fleming Mutual Fund Group, Inc.; (3) J.P. Morgan Mutual Fund Investment Trust; (4) Undiscovered Managers Funds; (5) JPMorgan Trust I; (6) JPMorgan Trust II; and (7) JPMorgan Value Opportunities Fund Inc.

MONEY MARKET FUNDS

                                                                                                                            CASH
               MORGAN       RESERVE       CLASS B       CLASS C   INSTITUTIONAL    PREMIER       AGENCY       CAPITAL     MANAGEMENT
------------------------------------------------------------------------------------------------------------------------------------
Initial      None        None          None          None         None          None          None          None          None
Sales Load

Contingent   None        None          5.00% in      1.00% in     None          None          None          None          None
Deferred                               the first     the first
Sales Charge                           year,         year and
(CDSC)(6)                              declining to  eliminated
                                       1.00% in the  thereafter.
                                       sixth year
                                       and
                                       eliminated
                                       thereafter.

Rule 12b-1   0.10% per   0.25% per     0.75% per     0.75% per    None          None          None          None          0.50% per
Distribution annum of    annum of      annum of      annum of                                                             annum of
Fees         average     average       average       average                                                              average
             daily net   daily net     daily net     daily net                                                            daily net
             assets      assets.       assets.       assets.                                                              assets.
             (except
             JPMorgan
             Prime Money
             Market
             Fund).

Shareholder  Up to 0.35% Up to 0.30%   Up to 0.25%   Up to 0.25%  Up to 0.10%   Up to 0.30%   Up to 0.15%   Up to 0.05%   Up to
Servicing    per annum   per annum of  per annum of  per annum of per annum of  per annum of  per annum of  per annum     0.30% per
Fees(7)      of average  average       average daily average      average daily average       average       of average    annum of
             daily net   daily net     net assets.   daily net    net assets.   daily net     daily net     daily net     average
             assets.     assets.                     assets.                    assets.       assets.       assets.       daily net
                                                                                                                          assets.

Conversion   None        None          Convert to    None         None          None          None          None          None
Features                               Morgan Shares
                                       on the first
                                       business day
                                       of the month
                                       following the
                                       eighth
                                       anniversary
                                       of the
                                       original
                                       purchase,
                                       based on
                                       relative net
                                       asset values
                                       of the two
                                       classes.
                                       Shares
                                       acquired by
                                       the
                                       reinvestment
                                       of dividends
                                       and
                                       distributions
                                       are included
                                       in the
                                       conversion.

Exchange     Morgan      Reserve       Class B       Class C      Institutional Premier       Agency        Capital       None.
Privileges   Shares      Shares may    Shares of a   Shares of    Class Shares  Shares may    Shares may    Shares may
(8)          may be      be exchanged  Fund may be   the Short    may be        be exchanged  be exchanged  be exchanged
             exchanged   for shares    exchanged for Term Bond    exchanged for for shares    for shares    for shares
             for Morgan  of the same   Class B       Funds may    shares of the of the same   of the same   of the same
             Shares of   class in      Shares of     be exchanged same class in class in      class in      class in
             certain     certain       another       for Class C  certain other certain       certain       certain
             other       other         JPMorgan      Shares of    JPMorgan      other         other         other
             JPMorgan    JPMorgan      Funds.        any other    Funds,        JPMorgan      JPMorgan      JPMorgan
             Funds or    Funds,                      JPMorgan     subject to    Funds,        Funds,        Funds,
             Class A     subject to                  Fund,        meeting any   subject to    subject to    subject to
             Shares of   meeting any                 including    minimum       meeting any   meeting any   meeting any
             another     minimum                     Class C      investment or minimum       minimum       minimum
             JPMorgan    investment                  Shares of    eligibility   investment    investment    investment
             Fund,       or                          any of the   requirements. or            or            or
             subject to  eligibility                 Short Term                 eligibility   eligibility   eligibility
             any         requirements.               Bond Funds.                requirements. requirements. requirements.
             applicable                              Class C
             initial                                 Shares of
             sales load.                             any other
                                                     JPMorgan
                                                     Fund may be
                                                     exchanged
                                                     for Class C
                                                     Shares of
                                                     another
                                                     JPMorgan
                                                     Fund, other
                                                     than for
                                                     Class C
                                                     Shares of
                                                     the Short
                                                     Term Bond
                                                     Funds.

----------
(6) For shares purchased after February 19, 2005, the CDSC is based on the original cost of the shares. For shares purchased through February 18, 2005, the CDSC is based on the current market value or the original cost of the shares, whichever is less.
(7) The amount payable for "service fees" (as defined by the National Association of Securities Dealers, Inc.) may not exceed 0.25% of the average daily net assets attributable to a particular share class of a particular Fund.
(8) Subject to restrictions, rights and conditions set forth in the prospectuses and statements of additional information. SEE note 4 above for definition of "JPMorgan Funds" for purposes of the exchange privileges.

                                                     E*TRADE
-------------------------------------------------------------------------
INITIAL SALES LOAD                       None
CONTINGENT DEFERRED SALES CHARGE (CDSC)  None
RULE 12b-1 DISTRIBUTION FEES             0.60% per annum of average daily
                                         net assets
SHAREHOLDER SERVICING FEES               Up to 0.30% per annum or average
                                         daily net assets
CONVERSION FEATURES                      None
EXCHANGE PRIVILEGES                      None

OTHER SHAREHOLDER SERVICES.

For each Class of a Multi-Class Fund, other shareholder services may be offered as provided in the Prospectus. The Funds' shareholder servicing agent may subcontract with other parties for the provision of various sub-accounting, processing, communication and sub-administrative services.

CONVERSIONS.

All Class B Shares of the Multi-Class Funds shall convert automatically to Class A Shares (Morgan Shares for money market funds) in the ninth year (seventh year for Short-Term Funds) after the date of purchase, together with the pro rata portion of all Class B Shares representing dividends and other distributions paid in additional Class B Shares. The conversion will be effected at the relative net asset values per share of the two classes on the first business day of the month following the eighth (sixth for Short-Term Funds) anniversary of the original purchase.

After conversion, the converted shares will be subject to an asset-based sales charge and/or service fee (as those terms are defined in Rule 2830 of the Conduct Rules of the National Association of Securities Dealers, Inc.), if any, that in the aggregate are equal to or lower than the asset-based sales charge and service fee to which they were subject prior to that conversion. In no event will a class of shares have a conversion feature that automatically would convert shares of such class into shares of a class with a distribution arrangement that could be viewed as less favorable to the shareholder from the point of view of overall cost.

The implementation of the conversion feature is subject to the continuing availability of a ruling of the Internal Revenue Service, or of an opinion of counsel or tax advisor, stating that the conversion of one class of shares to another does not constitute a taxable event under federal income tax law. The conversion feature may be suspended if such a ruling or opinion is not available.

If a Multi-Class Fund implements any amendment to a Distribution Plan (or, if presented to shareholders, adopts or implements any amendment of a Distribution
Plan) that the Board of Trustees determines would materially increase the charges that may be borne by the Class A shareholders under such plan, the Class B Shares will stop converting to the Class A Shares until the Class B Shares, voting separately, approve the amendment or adoption. The Board of Trustees shall have sole discretion in determining whether such amendment or adoption is to be submitted to a vote of the Class B shareholders. Should such amendment or adoption not be submitted to a vote of the Class B shareholders or, if submitted, should the Class B shareholders fail to approve such amendment or adoption, the Board of Trustees shall take such action as is necessary to: (1) create a new class (the "New Class A Shares") which shall be identical in all material respects to the Class A Shares as they existed prior to the implementation of the amendment or adoption and (2) ensure that the existing Class B Shares will be exchanged or converted into New Class A Shares no later than the date such Class B Shares were scheduled to convert to Class A Shares. If deemed advisable by the Board of Trustees to implement the foregoing, and at the sole discretion of the Board of Trustees, such action may include the exchange of all Class B Shares for a new class (the "New Class B Shares"), identical in all respects to the Class B Shares except that the New Class B Shares will automatically convert into the New Class A Shares. Such exchanges or conversions shall be effected in a manner that the Board of Trustees reasonably believes will not be subject to federal taxation.

If a Multi-Class Fund implements any amendment to a Distribution Plan that the Board of Trustees determines would materially increase the charges that may be borne by the Morgan shareholders under such plan, the Class B Shares will stop converting to the Morgan Shares until the Class B Shares, voting separately, approve the amendment or adoption. The Board of Trustees shall have sole discretion in determining whether such amendment or adoption is to be submitted to a vote of the Class B shareholders. Should such amendment or adoption not be submitted to a vote of the Class B shareholders or, if submitted, should the Class B shareholders fail to approve such amendment or adoption, the Board of Trustees shall take such action as is necessary to: (1) create a new class (the "New Morgan Shares") which shall be identical in all material respects to the Morgan Shares as they existed prior to the implementation of the amendment or adoption and (2) ensure that the existing Class B Shares will be exchanged or converted into New Morgan Shares no later than the date such Class B Shares were scheduled to convert to Morgan Shares. If deemed advisable by the Board of Trustees to implement the foregoing, and at the sole discretion of the Board of Trustees, such action may include the exchange of all Class B Shares for a new class (the "New Class B Shares"), identical in all respects to the Class B Shares except that the New Class B Shares will automatically convert into the New Morgan Shares. Such exchanges or conversions shall be effected in a manner that the Board of Trustees reasonably believes will not be subject to federal taxation.

REDEMPTION FEES.

Shareholders generally may redeem their shares without sales charge on any Business Day. Exceptions to this general rule applicable to deferred sales charges on Class B and Class C Shares, and certain Class A Shares are detailed above. In addition, shares of each class of the Funds indicated with an asterisk (*) in the attached Exhibit B purchased after February 18, 2005 and held for less than 60 days are redeemable (or exchangeable) at a price equal to 98% of the Fund's then-current NAV per share, less any applicable CDSC. This 2% discount, referred to in the Funds' prospectuses and the Statements of Additional Information as a redemption fee, directly affects the amount a shareholder who is subject to the discount receives upon redemption or exchange. The redemption fee is paid to the Funds and is designed to offset the brokerage commissions, capital gains impact, and administrative and other costs associated with fluctuations in fund assets levels and cash flow caused by short-term shareholder trading.

The redemption fee does not apply to shares purchased through reinvested distributions (dividends and capital gains), or mutual fund wrap fee programs, or shares redeemed as part of a termination of certain corporate retirement plans or redemptions of a corporate retirement plan's entire share position with the Fund, shares redeemed by balance forward funds or shares redeemed on a systematic basis, including shares redeemed as a result of required minimum distributions under certain corporate retirement plans or IRAs or as part of a rebalancing program or shares redeemed as part of a bona fide asset allocation program; provided, that the redemption fee may be charged in the event that the distributor determines that such programs are being used as a market timing strategy. Redemptions made by affiliated funds of funds relying on Section 12(d)(1)(G) of the 1940 Act qualify under this exception. The redemption fee also does not apply to shares redeemed to collect a sub-minimum account fee or shares redeemed in liquidation of an account that fails to maintain the minimum account balance. The redemption fee will not apply to Class A Shares received in connection with the conversion of Class B Shares. The Funds do not require a redemption fee if the amount of such fee would be less than $50. Financial Intermediaries may have a lower minimum or no minimum for charging redemption fees. In addition to the foregoing, the redemption fee does not apply to such other shares as provided in the Funds' registration statement.

All redemption orders are effected at the net asset value per share next determined as reduced by any applicable CDSC.

In determining whether a particular redemption is subject to a redemption fee, it is assumed that the redemption is first of shares acquired pursuant to reinvestment of dividends and capital gain distributions followed by other shares held by the shareholder for the longest period of time. This method should result in the lowest possible sales charge.

DIVIDENDS.

Shareholders automatically receive all income dividends and capital gain distributions in additional shares of the same class at the net asset value next determined following the record date, unless the shareholder has elected to take such payment in cash.

Class B Shares received as dividends and capital gains distributions at the net asset value next determined following the record date shall be held in separate Class B Shares sub-accounts.

In the absence of waivers, the amount of dividends payable on some classes will be more than the dividends payable on other classes of shares because of the distribution expenses and/or service fees charged to the various classes of shares.

BOARD REVIEW.

The Board of Trustees of each Company shall review this Plan as frequently as it deems necessary. Prior to any material amendment(s) to this Plan, the Board of Trustees, including a majority of the Trustees that are not interested persons of a Company, shall find that the Plan, as proposed to be amended (including any proposed amendments to the method of allocating class and/or fund expenses), is in the best interest of each class of shares of a Multi-Class Fund individually and the Fund as a whole. In considering whether to approve any proposed amendment(s) to the Plan, the Trustees shall request and evaluate such information as they consider reasonably necessary to evaluate the proposed amendment(s) to the Plan.

In making its determination to approve this Plan, the Trustees have focused on, among other things, the relationship between or among the classes and has examined potential conflicts of interest among classes regarding the allocation of fees, services, waivers and reimbursements of expenses, and voting rights. The Board has evaluated the level of services provided to each class and the cost of those services to ensure that the services are appropriate and the allocation of expenses is reasonable. In approving any subsequent amendments to this Plan, the Board shall focus on and evaluate such factors as well as any others deemed necessary by the Board.

Adopted effective:  February 19, 2005
Amended and Restated effective: February 16, 2006

                                    EXHIBIT A

     INVESTMENT COMPANIES ADOPTING THIS COMBINED RULE 18f-3 MULTI-CLASS PLAN

                            (AS OF FEBRUARY 19, 2005)

NAME OF THE TRUST

NAME OF ENTITY                                          STATE AND FORM OF ORGANIZATION
--------------------------------------------------------------------------------------
J.P. Morgan Fleming Mutual Fund Group, Inc.             Maryland corporation
J.P. Morgan Mutual Fund Group                           Massachusetts business trust
J.P. Morgan Mutual Fund Investment Trust                Massachusetts business trust
JPMorgan Trust I                                        Delaware statutory trust
Undiscovered Managers Funds                             Massachusetts business trust

                                    EXHIBIT B

      MULTI-CLASS FUNDS COVERED UNDER COMBINED RULE 18f-3 MULTI-CLASS PLAN

                        (AMENDED AS OF FEBRUARY 16, 2006)

VARIABLE NAV FUNDS

                                                                                                      CLASS                 CLASS
                                  CLASS A    CLASS B    CLASS C    SELECT    INSTITUTIONAL  ULTRA       M      INVESTOR       R
----------------------------------------------------------------------------------------------------------------------------------
Highbridge Statistical Market        X                     X          X           X
Neutral Fund
JPMorgan Asia Equity Fund*           X                                X           X
JPMorgan Bond Fund                   X          X          X          X           X           X
JPMorgan California Tax Free         X          X          X          X           X
Bond Fund
JPMorgan Capital Growth Fund         X          X          X          X
JPMorgan Disciplined Equity Fund     X                                X           X           X
JPMorgan Diversified Fund            X          X          X          X           X
JPMorgan Dynamic Small Cap Fund      X          X          X          X
JPMorgan Emerging Markets Debt       X                     X          X                                                       X
Fund*
JPMorgan Emerging Markets            X          X          X          X           X
Equity Fund*
JPMorgan Enhanced Income Fund^       X                                X           X
JPMorgan Global Healthcare Fund*     X          X          X          X
JPMorgan Global Strategic            X          X          X          X           X                     X
Income Fund* (to be renamed
JPMorgan Strategic Income Fund)
JPMorgan Growth and Income Fund      X          X          X          X
JPMorgan Intermediate Tax Free       X          X          X          X           X
Bond Fund
JPMorgan International Equity        X          X          X          X           X                                           X
Fund*
JPMorgan International Growth        X          X
Fund*
JPMorgan International               X          X                     X           X
Opportunities Fund*
JPMorgan International Small         X          X                     X           X
Cap Equity Fund*
JPMorgan International Value         X          X                     X           X
Fund*
JPMorgan Intrepid America Fund       X          X          X          X                                                       X
JPMorgan Intrepid Contrarian         X          X          X          X
Fund (to be renamed JPMorgan
Multi Cap Fund)
JPMorgan Intrepid European Fund*     X          X          X          X           X
JPMorgan Intrepid Growth Fund        X          X          X          X                                                       X
JPMorgan Intrepid Long/Short         X                     X          X
Fund (
JPMorgan Intrepid Value Fund         X          X          X          X                                                       X
JPMorgan Japan Fund*                 X          X          X          X
JPMorgan Market Neutral Fund         X          X                                 X
JPMorgan Micro Cap Fund              X                     X          X           X
JPMorgan Mid Cap Equity Fund         X          X                     X
JPMorgan Growth Advantage Fund       X          X
(JPMorgan Mid Cap Growth Fund
until 8/17/05)
JPMorgan Mid Cap Value Fund          X          X          X          X           X
JPMorgan New Jersey Tax Free         X          X          X          X
Bond Fund
JPMorgan New York Tax Free Bond      X          X          X          X           X
Fund
JPMorgan Real Return Fund            X                     X          X           X
JPMorgan Short Term Bond Fund        X                                X                                 X
II^
JPMorgan Short Term Bond Fund^       X                                X           X
JPMorgan Small Cap Core Fund                                          X
JPMorgan Small Cap Equity Fund       X          X          X          X                                                       X
JPMorgan SmartRetirement Income      X                     X          X           X
Fund (effective upon the
effectiveness of the Fund's
registration statement)
JPMorgan SmartRetirement 2010        X                     X          X           X
Fund (effective upon the
effectiveness of the Fund's
registration statement)
JPMorgan SmartRetirement 2015        X                     X          X           X
Fund (effective upon the
effectiveness of the Fund's

                                  CLASS A    CLASS B    CLASS C    SELECT    INSTITUTIONAL  ULTRA    CLASS M   INVESTOR    CLASS R
----------------------------------------------------------------------------------------------------------------------------------
registration statement)
JPMorgan SmartRetirement 2020        X                     X          X           X
Fund (effective upon the
effectiveness of the Fund's
registration statement)
JPMorgan SmartRetirement             X                     X          X           X
2030Fund (effective upon the
effectiveness of the Fund's
registration statement)
JPMorgan SmartRetirement 2040        X                     X          X           X
Fund (effective upon the
effectiveness of the Fund's
registration statement)
JPMorgan Strategic Small Cap         X                     X          X
Value Fund (effective upon the
effectiveness of the Fund's
registration statement)
JPMorgan Tax Aware Core Equity                                        X
Fund
JPMorgan Tax Aware Disciplined                                                    X
Equity Fund
JPMorgan Tax Aware Diversified                                        X
Equity Fund
JPMorgan Tax Aware Enhanced          X                                X           X
Income Fund^
JPMorgan Tax Aware                                                    X
International Fund
JPMorgan Intrepid International      X                     X          X           X
Fund (JPMorgan Tax Aware
International Opportunities
Fund until 12/15/2005)*
JPMorgan Tax Aware Large Cap                                          X
Growth Fund
JPMorgan Tax Aware Large Cap                                          X
Value Fund
JPMorgan Tax Aware Real Income       X          X          X                      X
Fund
JPMorgan Tax Aware Real Return       X                     X          X           X
Fund
JPMorgan Tax Aware                                                    X           X
Short-Intermediate Income Fund
JPMorgan Tax Aware U.S. Equity       X          X          X          X           X
Fund
JPMorgan U.S. Equity Fund            X          X          X          X           X           X                               X
JPMorgan U.S. Large Cap Core         X                     X          X           X                                           X
Plus Fund
JPMorgan U.S. Small Company Fund                                      X           X
JPMorgan Value Advantage Fund        X          X          X          X           X
Undiscovered Managers Small Cap      X                                            X
Growth Fund
Undiscovered Managers                X          X          X                      X                                X
Behavioral Growth Fund
Undiscovered Managers                X          X          X                      X
Behavioral Value Fund
JPMorgan Realty Income Fund          X          X          X                      X                                           X
(Undiscovered Managers REIT
Fund until 12/31/05)

MONEY MARKET FUNDS

                                                                                                                CASH
                                  CAPITAL  INSTITUTIONAL  AGENCY  PREMIER  MORGAN  RESERVE  CLASS B  CLASS C  MANAGEMENT  E*TRADE
---------------------------------------------------------------------------------------------------------------------------------
JPMorgan 100% U.S. Treasury          X           X           X       X        X       X
Securities Money Market Fund
JPMorgan California Municipal                                                 X                                               X
Money Market Fund
JPMorgan Federal Money Market                    X           X       X        X       X
Fund
JPMorgan New York Municipal                                                   X       X                                       X
Money Market Fund
JPMorgan Prime Money Market Fund     X           X           X       X        X       X        X        X         X
JPMorgan Tax Free Money Market                   X           X       X        X       X
Fund